Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Dustan E. McCoy, Chief Executive Officer of Brunswick Corporation, certify that (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ended April 4, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ended April 4, 2009, fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

Date: May 7, 2009	By:	/s/ DUSTAN E. McCOY
Dustan E. McCoy
Chairman and Chief Executive Officer